OptimumBank Holdings, Inc. 10-Q

EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of OptimumBank Holdings, Inc. (the “Company”) on Form 10-Q for the three months ended March 31, 2017 as filed with the Securities and Exchange Commission (the “Report”), I, as the Principal Financial Officer of the Company, certify, pursuant to 19 U.S.C. § 1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.
/s/ James R. Odza
James R. Odza
Principal Financial Officer
Date: May 12, 2017